Exhibit 10.12

EXECUTION VERSION

AMENDMENT NUMBER ONE

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

dated as of July 13, 2018

between

BARCLAYS BANK PLC,

and

VELOCITY COMMERCIAL CAPITAL, LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 26th day of October, 2018, by and between Barclays Bank PLC (“Barclays”, the “Purchaser” and “Agent”), and Velocity Commercial Capital, LLC (“Seller”), to that certain Amended and Restated Master Repurchase Agreement, dated as of July 13, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Purchaser and Seller.

WHEREAS, Purchaser, Agent and Seller have agreed to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of October 26, 2018 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a) Section 2(a) of the Agreement is hereby amended by adding the definition of “FCA” in the appropriate alphabetical order as follows:

“FCA” means the United Kingdom Financial Conduct Authority.

(b) Section 2(a) of the Agreement is hereby amended by adding the definition of “Net Operating Income” in the appropriate alphabetical order as follows:

“Net Operating Income” shall mean, for any period, GAAP net income, minus the amount of non-cash capitalized interest expense on secured financings, income taxes, depreciation expenses and amortization of debt issue costs related to all outstanding long term debt, and the amount of any prepayment of principal amounts of debt and any prepayment penalties associated with such debt.

(c) Section 2(a) of the Agreement is hereby amended by adding the definition of “Net Worth” in the appropriate alphabetical order as follows:

“Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person over total liabilities of such Person, determined in accordance with GAAP.

(d) Section 2(a) of the Agreement is hereby amended by adding the definition of “Total Indebtedness” in the appropriate alphabetical order as follows:

“Total Indebtedness” shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person and its Subsidiaries during such period, less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP and less the amount of any non-recourse debt, including any securitization debt.

(e) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” means October 25, 2019.

(f) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Tangible Net Worth” in its entirety and replacing it with the following:

“Tangible Net Worth” shall mean, with respect to any Person as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

(g) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Liquidity” in its entirety and replacing it with the following:

“Liquidity” means, with respect to any Person, the sum of (i) its unrestricted cash, plus (ii) its unrestricted Cash Equivalents, plus (iii) the aggregate amount of unused capacity available to such (taking into account applicable haircuts) under committed mortgage loan warehouse and servicer advance facilities for which such Person has unencumbered eligible collateral to pledge thereunder.

(h) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Adjusted Tangible Net Worth” in its entirety.

(i) Section 14(g)(ii)(A) of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

(A)	Seller shall at all times maintain:

(1)	Tangible Net Worth no less than $100,000,000;

(2)	The ratio of (1) Seller’s Total Indebtedness to (2) Seller’s Tangible Net Worth shall at all times be no greater than 6:1.

(3)	as of the end of the immediately preceding calendar quarter, Seller’s Net Operating Income for at least one (1) of the previous two (2) consecutive calendar quarters is equal to or greater than $1.00.

(4)	Liquidity in an amount equal to not less than $5,000,000.

(j) The Agreement is hereby amended by adding new section 39 as follows:

39. NOTICE REGARDING CLIENT MONEY RULES.

Purchaser, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Purchaser from Seller will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules. In particular, Purchaser shall not segregate money received by it from Seller from Purchaser money and Purchaser shall not be liable to account to you for any profits made by Purchaser use as banker of such cash and upon failure of Purchaser, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.

SECTION 2. Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall be applicable).

SECTION 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
Purchaser and Agent

By:	/s/ Ellen Kiernan
Name: Ellen Kiernan
Title: Director

VELOCITY COMMERCIAL CAPITAL, LLC, Seller

By:
Name:
Title:

Amendment Number One to A&R Master Repurchase Agreement

IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC, Purchaser and Agent

By:
Name:
Title:

VELOCITY COMMERCIAL CAPITAL, LLC, Seller

By:	/s/ Jeff Taylor
Name: Jeff Taylor
Title: Executive Vice President

Amendment Number One to A&R Master Repurchase Agreement